Exhibit 32.2

Section 1350 Certifications

CERTIFICATE OF CHIEF EXECUTIVE OFFICER

Pursuant to 18 U.S.C. Section 1350

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Glen Harder, Director of Primegen Energy Corp., certify that the Annual Report on Form 10-KSB (the "Report") for the period ended June 30, 2006, filed with the Securities and Exchange Commission on the date hereof:

(i)	fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

(ii)	the information contained in the Report fairly presents in all material respects, the financial condition and results of operations of Primegen Energy Corporation

By:	/s/ Glen Harder Member of the Board of Directors Principal Executive Officer

A signed original of this written statement required by Section 906 has been provided to Primegen Energy Corp., and will be retained by Primegen Energy Corp., and furnished to the Securities and Exchange Commission or its staff upon request.